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                                                                 Exhibit 99.2
[VIANT LOGO]

                                VIANT CORPORATION
                                 89 South Street
                           Boston, Massachusetts 02111

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER   , 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Gett and M. Dwayne Nesmith, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to represent and to vote all of the shares of common stock of Viant Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on September , 2002, at 10:00 a.m., Eastern Daylight time, at 89 South Street, Boston, Massachusetts 02111, and for or at any and all postponements and adjournments thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND THE APPROVAL OF THE MERGER.

IF VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE SEE THE INSTRUCTIONS BELOW.

REMEMBER: IF YOU VOTE BY PHONE OR OVER THE INTERNET, PLEASE DO NOT SUBMIT THIS PROXY BY MAIL.


             (continued and to be signed on reverse side)         SEE REVERSE
                                                                      SIDE


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TO VOTE ON THE INTERNET:

If you decide to vote via the Internet, your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement/Prospectus.
2. Visit our Internet voting site at www.eproxyvote.com/viant, enter the information requested on your computer screen, including the six-digit Control Number located to the right of your address on the proxy card, then follow the voting instructions on the screen.

TO VOTE BY TELEPHONE:

If you decide to vote via telephone (within the United States and Canada only), your telephone vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement/Prospectus.

2. Call toll free 1-877-779-8683 from a touch-tone telephone. There is no charge for this call. Enter the six-digit Control Number located to the right of your address on the proxy card then follow the voting instructions.

Proxies submitted by telephone or the Internet must be received by 12:00
midnight, Eastern Daylight time, on September    , 2002.


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                                VIANT CORPORATION

         PLEASE MARK YOUR VOTE IN A SQUARE IN THE FOLLOWING MANNER USING
                               DARK INK ONLY. /X/

The Company's Board of Directors unanimously recommends that you vote FOR the listed proposal.

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

1.  To approve and adopt the Agreement and Plan of Merger and Reorganization,              FOR    AGAINST    ABSTAIN
    dated as of April 5, 2002, by and among divine, inc., DVC Acquisition Company,         / /      / /        / /
    a wholly-owned subsidiary of divine, and Viant, as amended by the amendments to Agreement and Plan of Merger and Reorganization, dated as of July 23, 2002 and August 2, 2002, by and among divine, DVC and Viant, and approve the merger of DVC with and into Viant, as a result of which Viant will become a wholly-owned subsidiary of divine and the outstanding shares of Viant common stock will be converted into the right to receive an aggregate number of shares of divine class A common stock equal to the lesser of $8.6 million divided by the volume weighted average closing share price of divine class A common stock for the 10-day trading period ending two trading days prior to the closing of the merger, which for purposes of this calculation will not be less than
    $2.0325 per share nor more than $2.9675 per share, or 19.99% of the number of shares of divine class A common stock issued and outstanding as of the closing date.
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The undersigned acknowledges receipt from the Company prior to execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy
Statement/Prospectus dated August   , 2002. Please sign as name exactly
appears hereon. Joint owners should each sign. When signing on behalf of an entity or where otherwise applicable, please indicate official position or representative capacity.

                                              Date                       , 2002


                                              ---------------------------------
                                              Signature


                                              ---------------------------------
                                              Signature (if held jointly)


                                              ---------------------------------
                                              Title (if held by an entity)

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